Exhibit 99.1

Tecnoglass’ ES Pivot Door Receives Multiple Prestigious Industry Awards

Miami, FL – July 31st, 2024 - Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading producer of high-end aluminum and vinyl windows and architectural glass for the global residential and commercial end markets, is proud to announce that its ES Pivot Door has received multiple prestigious awards that highlight excellence in design and functionality. The ES Pivot Door has been recognized with two significant honors:

Best Hardware Product - Glass Magazine Award 2024

The Pivot Door was awarded the “Best Hardware Product or System” in the 2024 Glass Magazine Awards. This accolade highlights excellence in design, functionality, and innovation within hardware systems used in glass installations in the architectural glass and glazing industry.

RED Awards - Luxe Magazine Readers’ Choice

The Pivot Door also received the Luxe RED (Residential Excellence in Design) Awards Readers’ Choice recognition. This prestigious honor in the luxury residential design industry celebrates outstanding achievements in residential architecture, interior design, and landscape architecture. Luxe Interiors + Design is a well-respected publication in the luxury design industry.

José Manuel Daes, CEO of Tecnoglass, commented, “We are thrilled to receive these esteemed recognitions for our ES Pivot Door. These awards validate our commitment to innovation and design excellence in high-performance window and door systems. The Glass Magazine Award underscores our product’s technical superiority, while the Luxe RED Award demonstrates its appeal to discerning consumers in the luxury residential market. We are proud to continue pushing the boundaries of what’s possible in architectural glass and aluminum products.”

The success of ES Pivot Door highlights Tecnoglass’ ongoing dedication to producing cutting-edge, high-quality products that meet the evolving needs of both the commercial and residential construction markets.

About Tecnoglass

Tecnoglass Inc. is a leading producer of high-end aluminum and vinyl windows and architectural glass serving the multi-family, single-family, and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 5.6 million square foot, vertically integrated, and state-of-the-art manufacturing complex provide efficient access to nearly 1,000 customers in North, Central and South America, with the United States accounting for 95% of total revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com

Media Inquiries:

Amanda González

Communications and PR Manager

Amanda.gonzalez@tecnoglass.com